UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

Portola Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35935	20-0216859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 E. Grand Avenue South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 246-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Portola Pharmaceuticals, Inc. (the “Company”) 2015 annual meeting of stockholders held on June 16, 2015, the stockholders voted on the four proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the 2015 annual meeting, filed with the Securities and Exchange Commission on April 30, 2015 (the “Proxy Statement”). The results of the matters voted upon at the meeting were:

a)	Each of the Class II nominees of the Company’s Board of Directors were elected to hold office until the Company’s 2018 annual meeting of stockholders. The Class II nominees were: Charles J. Homcy, M.D.; 44,811,785 shares of Common Stock voted for, 868,671 withheld, and 3,254,484 broker non-votes; and Dennis Fenton, Ph.D.; 44,987,938 shares of Common Stock voted for, 692,518 withheld, and 3,254,484 broker non-votes. The terms of office of Class III directors Laura Brege, Hollings C. Renton and William Lis continue until the Company’s 2016 annual meeting of stockholders. The terms of office of Class I directors Jeffrey W. Bird, M.D., Ph.D, John H. Johnson and H. Ward Wolff continue until the Company’s 2017 annual meeting of stockholders.

b)	The stockholders approved, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement: 45,388,264 shares of Common Stock voted for, 251,376 against, 40,816 abstaining, and 3,254,484 broker non-votes.

c)	The stockholders voted, on an advisory basis, on the frequency of holding future advisory votes on executive compensation as follows: 41,941,618 shares of Common Stock voted for every one year, 1,132,544 shares of Common Stock voted for every two years, 2,489,858 shares of Common Stock voted for every three years, 116,436 abstaining, and 3,254,484 broker non-votes.

d)	The stockholders ratified the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015: 48,819,142 shares of Common Stock voted for, 106,597 against, 9,201 abstaining, and 0 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Pharmaceuticals, Inc.

Dated: June 18, 2015
	By:	/s/ Mardi C. Dier
Mardi C. Dier
Executive Vice President and Chief Financial Officer